Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 Registration Statement (No. 333-175162) of Exelon Corporation of our report dated February 29, 2012, except for Note 18, as to which the date is May 25, 2012, relating to the financial statements of Constellation Energy Group Inc., which appears in the Current Report on Form 8-K/A of Exelon Corporation filed May 25, 2012.

Baltimore, Maryland

June 26, 2012